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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) MARCH 24, 2006


                                  NETGURU, INC.
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             (Exact name of registrant as specified in its charter)

         DELAWARE                    000-28560                   22-2356861
         --------                    ---------                   ----------
(State or other jurisdiction        (Commission                (IRS Employer
    of incorporation)               File Number)             Identification No.)

             22700 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA 92887
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (714) 974-2500

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Effective March 24, 2006, netGuru, Inc. ("Company") and Bruce K. Nelson, the Company's Chief Financial Officer, entered into an employment agreement. The agreement provides for "at will" employment of Mr. Nelson by the Company and may be terminated by either party at any time.

         The agreement provides for a base salary of $127,000 per year, subject to upward adjustment by the Company's compensation committee. In addition, Mr. Nelson may be entitled under the agreement to the following bonus payments:

         o a bonus payment equal to three months' salary on the date of execution of the agreement;

         o  a bonus payment equal to three months' salary at the earlier of
            (a) April 21, 2006 or (b) five days after the Company closes a sale, if any, of any of its three remaining business units;

         o  a bonus payment equal to three months' salary at the earliest of
            (a) July 31, 2006, (b) five days after the Company enters into a definitive merger agreement, if any, that would result in a change of control of the Company and (c) five days after the Company deregisters its securities under the Securities Exchange Act of 1934; and

         o a bonus payment equal to three months' salary plus an additional $20,000 at the earliest of (a) November 18, 2006, (b) the completion of the sale, if any, of all three of the Company's remaining business units, (c) the closing, if any, of a change of control transaction and (d) the resignation, if any, of two or more members of the Company's board of directors, including at least one of the independent members.

         If Mr. Nelson's employment is terminated by the Company for "good cause" or by Mr. Nelson without "good reason," then Mr. Nelson will not be entitled to receive any bonus payable after the effective date of the termination. If Mr. Nelson's employment is terminated by the Company without "good cause" or if Mr. Nelson dies or resigns for "good reason," then any unpaid bonus amounts will become immediately due and payable. The third and fourth bonus payments described above are to be placed into escrow and released to Mr. Nelson or his estate upon satisfaction of the conditions described above, or released back to the Company if Mr. Nelson's employment is terminated for "good cause" or without "good reason" prior to the relevant payment date.

         A change in control is defined as the merger of the Company or a subsidiary of the Company with any other Company, in which merger the stockholders of the Company immediately prior to the merger will, by virtue of ownership of Company stock, own less than 50% of the outstanding voting securities of the surviving entity or parent thereof immediately after the merger.

         "Good cause" for the Company to terminate the agreement includes
Mr. Nelson's material breach of the agreement, conviction of a crime involving moral turpitude or imprisonment, failure to cure within 10 days after receiving a written notice regarding his continuing repeated failure or refusal to perform his material and lawful duties required by the agreement or regarding his gross negligence, insubordination, disloyalty or other material misconduct.

         "Good reason" for Mr. Nelson to terminate the agreement includes a reduction from Mr. Nelson's title as Chief Financial Officer, or the Company's material breach of the agreement or failure to provide Mr. Nelson with adequate staff or continued benefits.

         The agreement also provides that Mr. Nelson is entitled to three weeks of paid vacation each year and standard employee medical and hospital insurance. If Mr. Nelson's employment terminates other than for "good cause" or without "good reason," then Mr. Nelson or his estate will be entitled to receive $500 per month until the earlier of (a) six months from the date of termination or
(b) November 18, 2006.

         The agreement contains restrictions on Mr. Nelson's disclosure and use of confidential Company information and property and an assignment to the Company of intellectual property rights relating to Mr. Nelson's activities at the Company.

         As described in Item 1.02 below, the agreement also contained provisions terminating Mr. Nelson's Retention Agreement (as defined in Item
1.02 below).


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ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         As previously reported in the Company's Form 8-K for June 1, 2005, effective June 1, 2005, the Company entered into Change in Control and Executive Retention Agreements ("Retention Agreements") with various executive officers and key employees. The Retention Agreements generally provide for payment of severance benefits if the recipients are terminated following a change in control during the term of the Retention Agreements, unless the termination is due to a Recipient's death or disability, is made by the Company for cause, or is made by a Recipient other than for good reason, as those terms are defined in the Retention Agreements.

         Mr. Nelson's employment agreement described in Item 1.01 of this report includes provisions terminating his Retention Agreement effective as of March 24, 2006 and waiving any rights that Mr. Nelson may have had to receive compensation, payments or benefits or payments from the Company under his Retention Agreement and mutual releases from any obligations or liabilities the parties may have had to one another under the Retention Agreement. As a result, the only remaining Retention Agreement to which the Company is a party is the Retention Agreement with Amrit K. Das, the Company's Chairman of the Board, Chief Executive Officer and President.

ITEM 7.01. REGULATION FD DISCLOSURE.

         On March 28, 2006, the Company issued a press release relating to recent trading activity in its common stock and relating to its estimated financial condition. A copy of the press release is attached as an exhibit to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits.
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                  Number   Description
                  ------   -----------

                  10.1 Employment Agreement dated March 24, 2006 between netGuru, Inc. and Bruce K. Nelson

                  99.1     Press release dated March 24, 2006


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 28, 2006               NETGURU, INC.

                                    By: /S/ BRUCE K. NELSON
                                        ----------------------------------------
                                        Bruce K. Nelson, Chief Financial Officer



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